Thermodynetics Invests in Tower Structures

WINDSOR, CT -- (Marketwire - March 05, 2009) - Thermodynetics, Inc. (PINKSHEETS: TDYT)

Thermodynetics has provided interim financing for newly formed Tower Structures, Inc. based in Terryville, CT.

Tower Structures offers high-quality commercial modular buildings for educational, governmental, correctional, medical, hospitality, business, and multi-family applications. Due to its geographic location, Tower is situated to predominantly serve the six New England states, New York and New Jersey, with the ability to serve Pennsylvania, Maryland and Virginia as well. The company's customers are a qualified section of commercial modular dealers operating throughout the Northeast and Mid-Atlantic regions of the US.

Tower Structures is housed in a 70,000 square foot facility that was originally constructed for and is ideally suited for the manufacture of modular buildings. The facility has the capability to manufacture three lines of modular structures simultaneously. An administrative staff has been hired that is bidding on and solicitating orders and pre production activities are being pursued. The company is oriented towards green construction with LEED considerations and lean manufacturing technology and processes.

It is expected that the new stimulus programs signed into law by President Obama will lead to strong business opportunities for Tower. Further the lack of competitive companies producing quality modular structures in the Northeast also gives Tower a welcomed position in the industry. The company is experiencing high interest from the dealer community for their current projects.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's subsidiary's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines especially in applications serving the commercial, industrial and residential construction industries.

When used, words such as "believes," "anticipates," "expects," "continue," "may," "plan," "predict," "should," "will," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.

ABOUT THERMODYNETICS

Through its Turbotec Products, Plc subsidiary, Thermodynetics manufactures high performance, high quality heat exchangers, heat transfer tubing and fabricated metal components. The Company serves customers in the space conditioning, refrigeration, marine, swimming pool and spa, plumbing, food and beverage, appliance and water heating. Turbotec is quoted on the AIM market in London under the symbol TRBO, while Thermodynetics is quoted OTC under the symbol TDYT. Thermodynetics also owns a nominal interest in a private Belgium company that is engaged in the nutraceutical industry by providing natural, bioactive chemical compounds that have health promoting, disease preventing or medicinal properties; TDYT owns an interest in a UK company that is acquiring companies for its portfolio as well as assisting other companies raise capital through its corporate financing activity, and an interest in Tower Structures, described above. Thermodynetics continues to seek acquisition and investment candidates.

Significant risk factors and economic considerations associated with heat transfer products include, but are not limited to, seasonality of purchasing and building cycles, the cost of energy, the reported housing slowdown, incentives provided by manufacturers, marketers and municipalities to encourage the use of more efficient equipment, interest rate changes that may stimulate or depress demand, the cost and availability of materials used in manufacturing processes, and regulatory directives relating to energy consumption, conservation and the environment. The economic factors being experienced world wide also can affect the ability for the other investments made by Thermodynetics to sustain their business activities as capital may not be available for working capital in the amounts required or at the times needed.

Contact:
Robert A. Lerman
860-683-2005